EXHIBIT 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of GFSI, Inc. of our report dated September 12, 2001 relating to the financial statements of GFSI, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.




/s/  PricewaterhouseCoopers LLP
--------------------------------
Kansas City, Missouri
March 13, 2003